THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH THE APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT.

                               RTIN HOLDINGS, INC.

                 SERIES B 2003 WARRANT TO PURCHASE COMMON STOCK

Warrant No.: SAW______________                  Number of Shares: ______________

                 Date of Original Issuance: ______________, 2003

RTIN Holdings, Inc., a Texas corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _________________________________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the Vesting Date (as defined below), but not after 11:59 P.M. Central Time on the Expiration Date (as defined herein) ________________________ (___________________) fully paid non-assessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the purchase price as defined in Section 1(b)(xi)).

         Section 1.

                  (a) Definitions. The following words and terms as used in this Warrant shall have the following meanings:

                           (i) "Common  Stock"  means (i) the  Company's  common
stock, par value $.01 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                           (ii)  "Convertible  Securities"  means  any  stock or
securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

                           (iii)  "Expiration  Date"  means  the date  three (3)
years from the Vesting Date or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the State of Texas or on which trading does not take place on the principal exchange or automated quotation system on which the Common Stock is traded (a "Holiday"), the next date that is not a Holiday.

                           (iv) "Options" means any rights,  warrants or options
to subscribe for or purchase Common Stock or Convertible Securities.

                           (v) "Other  Securities"  means those  warrants of the
Company issued prior to, and outstanding on, the date of issuance of this Warrant.

                           (vi) "Person" means a natural person,  a partnership,
a corporation, a limited liability company, an association or a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental agency or any department, or agency or political subdivision thereof.

                           (vii)  "Securities  Act" means the  Securities Act of
1933, as amended and the rules and regulations promulgated thereunder.

                           (viii)  "Vesting  Date"  means the date on which this
Warrant becomes exercisable, if at all, as set forth in Section 9.

                           (x)  "Warrant"  means this  Warrant and all  Warrants
issued in exchange, transfer or replacement of any thereof.

                           (ixi) "Warrant Exercise Price" means $1.50 per share,
subject to adjustment as provided in Section 8.

         Section 2. Exercise of Warrant.

         (a) Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any business day on or after the close of business on the Vesting Date and prior to 11:59 P.M. Central Time on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) (A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or by check or wire transfer or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) the surrender to a common carrier for delivery to the Company as soon as practicable following such date, this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this
Section 2(a), a certificate or certificates for the Warrant Shares so purchased, in such denominations as may be requested by the holder hereof and registered in the name of, or as directed by, the holder, shall be delivered at the Company's expense to, or as directed by, such holder as soon as practicable, and in no event later than two business days, after the Company's receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction). Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 2(d), the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares.

         (b) Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than five business days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

         (c) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.

         (d) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

         Net Number = (A x B) - (A x C)
                      -----------------
                              B
                  For purposes of the foregoing formula:

                           A= the total number shares with respect to which this Warrant is then being exercised.

                           B= the last  reported  sale  price  (as  reported  by
                           Bloomberg) of the Common Stock on the date immediately preceding the date of the Exercise Notice.

                           C= the Warrant Exercise Price then in effect at the time of such exercise.

         Section 3. Covenants as to Common Stock. The Company hereby covenants and agrees as follows:

                  (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                  (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

                  (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

                  (d) The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                  (e) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this

Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. The Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

                  (f) This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 4. Taxes. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

         Section 5. Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this
Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

         Section 6. Representations of Holder. The holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

         Section 7. Ownership and Transfer.

                  (a) The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                  (b) This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed warrant power in the form of Exhibit B attached hereto; provided, however, that any transfer or assignment shall be subject to the conditions set forth in Section 7(c) below.

                  (c) The holder of this Warrant understands that this Warrant has not been and is not expected to be, registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) such holder shall have delivered to the Company an opinion of counsel, in generally acceptable form, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration; provided that (i) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (ii) neither the Company nor any other person is under any obligation to register the Warrants under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

         Section 8.  Adjustment of Warrant  Exercise Price and Number of Shares.

                  (a) The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                           (i)   Adjustment  of  Warrant   Exercise  Price  upon
Subdivision or Combination of Common Stock. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

                           (ii)   Adjustment  for  Common  Stock  Dividends  and
Distributions. If the Company at any time or from time to time after the date of issuance of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Warrant Exercise Price in effect immediately prior to such issuance or, in the event such record date is fixed as of the close of business on such record date will be proportionately decreased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date.

                           (iii) Adjustment for  Reclassification,  Exchange and
Substitution. If at any time or from time to time after the date of issuance of this Warrant, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an acquisition, asset transfer, subdivision or combination of shares, stock dividend, reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 8(a)), in any such event the holder hereof shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Common Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

                           (iv)  Reorganizations,   Mergers,  Consolidations  or
Sales of Assets. If at any time or from time to time after the date of issuance of this Warrant, there is a capital reorganization of the Common Stock (other than an acquisition, asset transfer, recapitalization, or subdivision, combination, reclassification, exchange, or substitution of shares provided for elsewhere in this Section 8(a)), as a part of such capital reorganization, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise hereof the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise immediately prior to such event would have been entitled as a result of such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 8(a) with respect to the rights of the holder hereof after the capital reorganization to the end that the provisions of this Section 8 shall be applicable after that event and be as nearly equivalent as practical.

                           (v) Sale of Common Stock Below Current  Market Value.
If at any time or from time to time on or after the date of issuance of this Warrant, the Company shall sell, issue or dispose of any shares of Common Stock at a price per share that is less than 95% of the Current Market Value thereof or shall issue or distribute any options, warrants, or other Convertible Securities providing for the issuance of Common Stock at a price per share less than 95% of the Current Market Value, the Warrant Exercise Price shall be proportionately decreased and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased as of the date of such offering.

                           (vi) Rounding of  Calculations;  Minimum  Adjustment.
All calculations under this Section 8(a) shall be made to the nearest cent. Any provision of this Section 8 to the contrary notwithstanding, no adjustment in the Warrant Exercise Price shall be made if the amount of such adjustment would be less than one percent, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate one percent or more.

                           (vii) Timing of Issuance of  Additional  Common Stock
Upon Certain Adjustments. In any case in which the provisions of this Section 8(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the holder of this Warrant after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

                  (b) Statement Regarding Adjustments. Whenever the Warrant Exercise Price shall be adjusted as provided in Section 8(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall forthwith file, at the office of any transfer agent for this Warrant and at the principal office of the Company, a statement showing in detail the facts requiring such adjustment and the Warrant Exercise Price and new number of shares issuable that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be given to the holder of this Warrant. Each such statement shall be signed by the Company's chief financial or accounting officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 8(c).

                  (c) Notice to Holders. In the event the Company shall propose to take any action of the type described in clause (iii) or (iv) of Section 8(a), the Company shall give notice to the holder of this Warrant, in the manner set forth in Section 11, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Warrant Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

                  (d) Current Market Price. The "Current Market Price" shall mean, as of any date, the average, for each of the 20 consecutive Trading Days immediately prior to such date, of either: (i) the high and low sales prices of the Common Stock on such Trading Day as reported on the composite tape for the principal national securities exchange on which the Common Stock may then be listed, or (ii) if the Common Stock shall not be so listed on any such Trading Day, the high and low sales prices of Common Stock in the over-the-counter market as reported by the Nasdaq Stock Market for National Market Securities, or
(iii) if the Common Shares shall not be included in the Nasdaq Stock Market as a National Market Security on any such Trading Day, the representative bid and asked prices at the end of such Trading Day in such market as reported by the Nasdaq Stock Market or (iv) if there be no such representative prices reported by the Nasdaq Stock Market, the lowest bid and highest asked prices at the end of such Trading Day in the over-the-counter market as reported by the OTC Electronic Bulletin Board or National Quotation Bureau, Inc., or any successor organization. For purposes of determining Current Market Price, the term
"Trading Day" shall mean a day on which an amount greater than zero can be calculated with respect to the Common Stock under any one or more of the foregoing categories (i), (ii), (iii) and (iv), and the "end" thereof, for the purposes of categories (iii) and (iv), shall mean the exact time at which trading shall end on the New York Stock Exchange. If the Current Market Price cannot be determined under any of the foregoing methods, Current Market Price shall mean the fair value per share of Common Stock on such date as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

                  (e) Treasury Stock. For the purposes of this Section 3.1, the sale or other disposition of any Common Stock of the Company theretofore held in its treasury shall be deemed to be an issuance thereof.

         Section 9. Vesting, Termination Without Vesting. This Warrant shall not be exercisable until the day (the "Vesting Date") following the date on which the Company files with the Securities and Exchange Commission an amended annual report on Form 10-KSB for the year ended December 31, 2002 with an audit report by Heard, McElroy & Vestal, LLP for the for the year ended December 31, 2001 and the period then ended, and shall be exercisable from and after the Vesting Date only with respect to the following percentage of the total Warrants represented hereby:

Percentage of Total =
Number of complete weeks after June 30, 2003 Vesting Date occurs x 100
----------------------------------------------------------------
                                   5

In Example: If the Company files with the Securities and Exchange Commission an amended annual report on Form 10-KSB for the year ended December 31, 2002 with an audit report by Heard, McElroy & Vestal, LLP for the year ended December 31, 2001 on July 14, 2003, the warrants exercisable shall be computed as follows:

Percentage of Total = 2   x 100 = 40.00% of the Warrants issued hereunder.
                      ---------
                               5

Provided, however, that in no event shall the percentage of the total pursuant to the forgoing formula exceed 100%. Any Warrants that do not vest as set forth in this Section on the Vesting Date shall be deemed to be void and of no further force or effect.

         Section 10. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on receipt of an indemnification undertaking, issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

         Section 11. Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  If to the Company:

                  RTIN Holdings, Inc.
                  3218 Page Rd.
                  Longview, Texas 75605
                  Telephone:        903-295-6800
                  Facsimile:        903-234-9777
                  Attention:        Curtis A. Swanson

                  If to the holder of this Warrant: at the address on the books and records of the Company.

or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by prior written notice given to each other party five days prior to the effective date of such change.
Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

         Section 12. Amendments. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought.

         Section 13. Limitation on Number of Warrant Shares. The Company shall not be obligated to issue any Warrant Shares upon exercise of this Warrant if the issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of Principal Market, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount. In the event the Company is prohibited from issuing Warrant Shares as a result of the operation of this Section 13, the Company shall redeem for cash those Warrant Shares which can not be issued, at a price equal to the difference between the Market Price and the Exercise Price of such Warrant Shares as of the date of the attempted exercise.

         Section 14. Date. This Warrant, in all events, shall be wholly void and of no effect after 11:59 PM Central Time on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

         Section 15. Amendment and Waiver. The provisions of this Warrant may only be amended upon a written instrument executed by the Company and the holders hereof.

         Section 16. Descriptive Headings; Governing Law. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Texas shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.

         Section 17. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of this Warrant. The Company shall not assign this Warrant or any rights or obligations hereunder without the prior written consent of the holder of this Warrant, including by merger, consolidation or reorganization. The holder of this Warrant may assign some or all of its rights hereunder to (i) without the consent of the Company, any person or entity who, immediately prior to such assignment, is an affiliate of such holder (a "Permitted Assignee") and (ii) with the prior written consent of the Company, which consent shall not be unreasonably withheld, to any person or entity which is not a Permitted Assignee; provided, however, that any such assignment shall not release the holder of this Warrant from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained herein, the holder of this Warrant shall be entitled to pledge the this Warrant and the shares of Common Stock issuable upon exercise of this Warrant in connection with a bona fide margin account.


                               RTIN HOLDINGS, INC.



                               By:
                                  ----------------------------------------------
                                        Name:    Curtis A. Swanson
                                        Title:   President

                              EXHIBIT A TO WARRANT
                              --------------------

                                SUBSCRIPTION FORM

        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                               RTIN HOLDINGS, INC.

         The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of RTIN Holdings, Inc., a Texas corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

         1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

          __________       a     CASH      EXERCISE      with     respect     to
                           _______________________ Warrant Shares; and/or

          __________       a    CASHLESS     EXERCISE     with     respect    to
                           ___________________ Warrant Shares (to the extent permitted by the terms of the Warrant).

         2. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.


Date: _______________ __, ______



Printed Name:     ___________________________________


         By:      ___________________________________
                  Name:
                  Title:

                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER


FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of RTIN Holdings, Inc., a Texas corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.


Dated:  _________, ____

                                      Name:


                                            ____________________________________

                                            By: ________________________________